Exhibit 10.4

                                                              EXECUTION VERSION



                           FIRST AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                              GOOBER DRILLING, LLC

                  This First Amended and Restated Limited Liability Company Agreement of GOOBER DRILLING, LLC, a Delaware limited liability company (the "Company"), is made and entered into as of June 15, 2006 by and among Goober Holdings, LLC, an Oklahoma limited liability company (the "Owner"), Baldwin Enterprises, Inc., a Colorado corporation (the "Class A Member"), and the Persons that become Members from time to time as herein provided, and each of John Special ("Special"), Chris McCutchen ("McCutchen"), Jim Eden ("Eden"), Mike Brown ("Brown") and Goober Drilling Corporation, an Oklahoma corporation ("Drilling Corp"), as "Restricted Affiliates" (as defined herein).

                  WHEREAS, prior to the date hereof, Owner, each of the Restricted Affiliates and Leucadia National Corporation, a New York corporation ("Leucadia") had entered into the Limited Liability Company Agreement of Goober Drilling, LLC, dated as of April 6, 2006 (the "Initial Agreement");

                  WHEREAS, the Class A Member has succeeded to the membership interest of Leucadia in the Company pursuant to Leucadia's transfer to the Class A Member (as a Permitted Transferee of Leucadia) of all of Leucadia's Units under the terms of a Unit Transfer Agreement dated April 7, 2006;

                  WHEREAS, Owner and the Class A Member now collectively constitute all of the Members of the Company;

                  WHEREAS, Article XV of the Initial Agreement provides that the Initial Agreement may be amended with each Member's consent; and

                  WHEREAS, Owner and the Class A Member desire to amend and restate the Initial Agreement in its entirety as set forth in this Agreement, and desire that each of the Company and the Restricted Affiliates acknowledges and agrees to the amendment and restatement;

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

                                   ARTICLE I
                              DEFINITIONS AND TERMS
                              ---------------------

         Section 1.1  Certain Definitions.

                  As used herein, the following terms shall have the meanings set forth or as referenced below:

                  "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, with the following adjustments:

                  (a) Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed obligated to restore pursuant to the penultimate sentences of Regulations
Section 1.704-2(g)(1) and 1.704-2(i)(5); and

                  (b) Debit from such Capital Account the items described in Regulations Sections 1.704 - l(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and
1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of "Adjusted Capital Account Deficit" is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

                  "After-Tax Free Cash Flow" shall have the meaning assigned to the term "Excess Cash Flow" in the Loan Agreement.

                  "Agreement" means this First Amended and Restated Limited Liability Company Agreement of the Company (including any Addenda and Schedules attached hereto), as from time to time amended, restated or otherwise modified in accordance with the terms hereof; provided, however, that any reference to "Agreement" relating to its existence prior hereto (and facts and circumstances in respect thereof) shall be a reference to the Initial Agreement as amended and restated hereby.

                  "Applicable Percentage" shall have the meaning set forth in
Section 11.1(c).

                  "Board" means the Board of Directors of the Company established pursuant to Section 4.4.

                  "Book Item" shall have the meaning set forth in Section 7.6(a)(i).

                  "Business Day" means a day, other than a Saturday or Sunday, on which banks generally are open in New York City for a full range of business.

                  "Capital Account" means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

                  (a) To each Member's Capital Account, there shall be credited such Member's capital contribution, such Member's distributive share of Net Income (or items of income or gain) or any item in the nature of income or gain which is specially allocated pursuant to Section 7.3 hereof, and the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member;


                  (b) From each Member's Capital Account, there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Net Loss (or items of expense or loss) or any item in the nature of expense or loss which is specially allocated pursuant to Section 7.3 hereof, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company;

                  (c) If all or a portion of an interest is assigned in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the assigned interest; and

                  (d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and the Regulations.

The foregoing provision and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations.

                  "Certificate" means the certificate of formation of the Company and any and all amendments thereto and restatements and corrections thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

                  "Class A Director" means a member of the Board of Directors of the Company who is designated by holders of Class A Units pursuant to Section 4.4.

                  "Class A Units" means the Class A Units issued by the Company with the rights specified in Article IV.

                  "Class B Units" means the Class B Units issued by the Company with the rights specified in Article IV.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time. A reference to a specific section (ss.) of the Code refers not only to such specific section but also to any corresponding provision of any United States federal tax statute enacted after April 6, 2006, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

                  "Company Minimum Gain" has the same meaning as "partnership minimum gain" set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

                  "Company Property" means any and all property of whatever nature, tangible or intangible, real or personal, of the Company from time to time.

                  "Covered Person" shall have the meaning set forth in Section 6.2.

                  "Debt Goal" shall have the meaning set forth in Section 10.3.

                  "Decision Period" shall have the meaning set forth in Section 12.9.

                  "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del. C. ss.ss. 18-101 et seq., as amended from time to time, and any successor to such statute. "Demand Registration" shall have the meaning set forth in Section 12.1.

                  "Demand Request" shall have the meaning set forth in Section 12.1.

                  "Director" means each member of the Board, for so long as such person remains a member of the Board. Directors shall constitute "managers" within the meaning of the Delaware Act.

                  "Disabling Conduct" shall have the meaning set forth in
Section 6.1.

                  "Disposition Notice" shall have the meaning set forth in
Section 11.1(b).

                  "Distributions" means distributions of money or other property made by the Company with respect to Units or other securities of the Company. All Distributions shall be made equally with respect to each Unit unless otherwise provided in this Agreement. Distributions shall not include the payment of money or other property to holders of Units or other securities of the Company for reasons or in any capacity other than their ownership of such Units or securities.

                  "Election Notice" shall have the meaning set forth in Section 12.9.

                  "Event of Default" shall have the meaning set forth in the Loan Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Exit Sale Right" shall have the meaning set forth in Section 12.9.

                  "Fiscal Year" means the calendar year, except that if the Company is required under the Code to use a taxable year other than a calendar year, then Fiscal Year shall mean such taxable year.

                  "GAAP" means United States generally accepted accounting principles, consistently applied.

                  "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (a) The Gross Asset Value of any asset contributed by a Member to the Company is the gross fair market value of such asset as determined by the Members at the time of contribution pursuant to the terms of the Owner Contribution Agreement and the Leucadia Contribution Agreement;

                  (b) The Gross Asset Value of all Company assets may be adjusted to equal their respective gross fair market values, as determined by the Board, as of the following times: (i) the acquisition of any additional Units in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; (ii) the distribution by the Company to the Member of more than a de minimis amount of property as consideration for an interest in the company; (iii) the date of the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity, or by a new Member acting in a Member capacity or in anticipation of becoming a Member; and (iv) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company; and

                  (c) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross Fair Market Value of such asset on the date of distribution as determined by the Board.

If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subdivision (a) or (b) above, such Gross Asset Value shall thereafter be adjusted by Depreciation taken into account with respect to such asset for purposes of computing Net Income or Net Loss.

                  "HSR Act" shall have the meaning set forth in Section 11.1(b)(iii).

                  "Indebtedness" of any Person means, without duplication, any of the following, whether or not matured: (a) all indebtedness for borrowed money, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement and all obligations with respect to (i) letters of credit, bank guarantees or bankers' acceptances or (ii) surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation) other than those entered into in the ordinary course of business,
(d) all obligations to pay the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business, (e) all obligations created or arising under any conditional sale or other title retention agreement, regardless of whether the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, (f) all capitalized lease obligations,
(g) all payments that would be required to be made in respect of any hedging agreement in the event of a termination (including an early termination) on the date of determination and (h) all guaranty obligations for obligations of any other Person constituting Indebtedness of such other Person; provided, however, that the items in each of clauses (a) through (h) above shall constitute "Indebtedness" of such Person solely to the extent, directly or indirectly, (x) such Person is liable for any part of any such item, (y) any such item is secured by a Lien on such Person's property or (z) any other Person has a right, contingent or otherwise, to cause such Person to become liable for any part of any such item or to grant such a Lien.

                  "Indemnified Party" shall have the meaning set forth in
Section 12.6(c).

                  "Indemnifying Party" shall have the meaning set forth in
Section 12.6(c).

                  "Initial Public Offering" or "IPO" means the Company's first underwritten public offering of its Units pursuant to an effective registration statement under the Securities Act.

                  "Inspectors" shall have the meaning set forth in Section 12.4(j).

                  "Leucadia Contribution Agreement" means that certain Contribution Agreement between Leucadia, the Company and (for purposes of certain provisions thereof) Owner, dated as of April 6, 2006.

                  "Leucadia Loan" means a secured credit facility consisting of up to $126 million of multiple advance term loans from Leucadia to the Company to fund new rig purchases, construction costs, repayment of bridge financing and repayment of existing bank debt.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

                  "Liquidation Preference" shall have the meaning set forth in
Section 14.2.

                  "Loan Agreement" means that certain Loan Agreement between Leucadia and the Company related to the Leucadia Loan, dated as of April 6, 2006, as amended, restated or otherwise modified from time to time.

                  "Material Adverse Effect" shall have the meaning set forth in
Section 12.2.

                  "Member" means any Person named as a member of the Company on
Schedule 4.3 hereto and who has executed a counterpart of this Agreement or other writing agreeing to be bound by the terms and conditions hereof as determined by the Board in its discretion and includes any Person who acquires a Unit pursuant to the provisions of this Agreement and is admitted as a Member in accordance with the terms hereof so long as such Person owns any Units and any Person who is otherwise admitted as a member of the Company by the Board in accordance with the terms hereof.

                  "Member Nonrecourse Debt" has the same meaning as the term "partner nonrecourse debt" set forth in Regulations Section 1.704-2(b)(4).

                  "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if the Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

                  "Net Income" and "Net Loss" means, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such Fiscal Year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss) with the following adjustments:

                  (a) Any income of the Company that is exempt from Federal income tax, and to the extent not otherwise taken into account in computing Net Income or Net Loss pursuant to this paragraph, shall be added to such taxable income or loss;

                  (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to

Regulations Section 1.704-1(b)(2)(iv)(i), and to the extent not otherwise taken into account in computing Net Income or Net Loss pursuant to this paragraph, shall be subtracted from such taxable income or loss;

                  (c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to sub-paragraphs (b) or (c) of the definition of "Gross Asset Value" herein, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

                  (d) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (e) In lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of "Depreciation;" and

                  (f) Any items which are specially allocated pursuant to the provisions of Section 7.3 hereof shall not be taken into account in computing Net Income or Net Loss.

                  "Nonrecourse Deductions" has the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

                  "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(2).

                  "No Sale Date" shall have the meaning set forth in Section
12.9.

                  "Notice Date" shall have the meaning set forth in Section 11.1(b).

                  "Notice Period" shall have the meaning set forth in Section 11.1(b).

                  "Offered Units" shall have the meaning set forth in Section 11.1(b).

                  "Offeree" shall have the meaning set forth in Section 11.1(b).

                  "Other Members" shall have the meaning set forth in Section 11.1(c).

                  "Owner Contribution Agreement" means that certain Contribution Agreement between Owner and the Company, dated as of April 6, 2006.

                  "Owner Director" means a member of the Board of Directors of the Company who is designated by the holders of Class B Units pursuant to
Section 4.4.

                  "Permitted Liens" means (a) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted hereunder or the amount and validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve therefor has been established on the financial statements of the Company in accordance with GAAP, (b) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation, (c) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Company or any of its Subsidiaries is a party as lessee made in the ordinary course of business, (d) deposits securing public or statutory obligations of the Company or any of its Subsidiaries, (e) inchoate and unperfected workers', mechanics', or similar liens arising in the ordinary course of business so long as such Liens attach only to equipment, fixtures or real estate, (f) carriers', warehousemans', suppliers' or other similar possessory liens arising in the ordinary course of business and securing obligations not yet due and payable, (g) deposits of money securing, or in lieu of, surety, appeal or customs bonds in proceedings to which the Company or any of its Subsidiaries is a party, (h) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real estate, (i) Liens in favor of Leucadia securing the obligations under the Loan Agreement, (j) a Lien securing the Company's obligation to repurchase Class A Units as set forth in, and under the terms and conditions of, Section 13.1 hereof and (k) Liens securing Indebtedness listed on Schedule 2.3(a)(vi) of the Leucadia Contribution Agreement.

                  "Permitted Transferee" means, (i) with respect to any Member or Restricted Affiliate that is an individual (an "Individual Member"), such Individual Member's spouse or children or other lineal descendants, or any trust or a revocable grantor trust of an individual (in which event the term "Individual Member" shall apply to the grantor of that trust), limited liability company or partnership established primarily for the benefit of the foregoing Member or Restricted Affiliate and (ii) in the case of a Member or Restricted Affiliate that is a corporation, partnership or other entity, any Affiliate of such Member or Restricted Affiliate (as the case may be), and, in the case of a Member or Restricted Affiliate that is a limited liability company, any member of such Member or Restricted Affiliate (as the case may be), and, in the case of a Member or Restricted Affiliate that is a partnership, any general or limited partner in such partnership in connection with the liquidation thereof.

                  "Person" means an individual, corporation, partnership, trust, limited liability company, governmental authority or any other entity or organization.

                  "Piggyback Registration" shall have the meaning set forth in
Section 12.2.

                  "Piggyback Units" shall have the meaning set forth in Section 12.2.

                  "Proposed Disposition" shall have the meaning set forth in
Section 11.1(b).

                  "Records" shall have the meaning set forth in Section 12.4(j).

                  "Registrable Unit" means the Units owned by the Members, and any other equity interests issued or issuable with respect to such Units by way of a dividend, split or other distribution; provided, however, that Registrable Units shall not include any Units (a) the sale of which has been registered pursuant to the Securities Act and which Units have been sold pursuant to such registration, (b) that are eligible for sale pursuant to Rule 144(k) under the Securities Act (or any similar provision then in force) or (c) that have ceased to be outstanding.

                  "Registration Expenses" shall have the meaning set forth in
Section 12.5.

                  "Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "Repurchase" shall have the meaning set forth in Section 13.1.

                  "Repurchase Notice" shall have the meaning set forth in
Section 13.1.

                  "Repurchase Price" means $2,000.00 less an amount equal to the amount paid as a Distribution (other than any Tax Distribution) in respect of each Class A Unit prior to any Repurchase.

                  "Requesting Holders" shall have the meaning set forth in
Section 12.1.

                  "Required Filing Date" shall have the meaning set forth in
Section 12.1.

                  "Restricted Affiliate" means each of Special, McCutchen, Eden, Brown and Drilling Corp and any other Person who, directly or indirectly through one or more intermediaries, owns or holds an interest in capital stock, membership interest or other equity securities of Owner, including, without limitation, any such Person who acquires such an interest pursuant to the provisions of this Agreement (including as part of a transfer permitted under Section 11.1 hereof) so long as such Person owns such interest.

                  "Right of First Refusal" shall have the meaning set forth in
Section 11.1(b).

                  "Sale Notice" has the meaning set forth in Section 11.1(c).

                  "Sale Transaction" means all necessary and appropriate steps and actions to effect the sale of all of the Class A Units and Class B Units, directly or by merger consolidation or other similar transaction, or all or substantially all of the assets of the Company for cash or some form of highly liquid consideration (e.g., securities issued by a publicly traded company having a broad and liquid market for such securities) and on such terms and conditions as the Board of Directors of the Company shall deem most likely to yield the greatest value to the Members of the Company.

                  "SEC" means the Securities and Exchange Commission.

                  "Section 154" has the meaning set forth in Section 10.4.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder.

                  "Security Agreement" shall have the meaning set forth in
Section 13.1.

                  "Selling Member" means a Member who is selling Registrable Units pursuant to a registration statement under the Securities Act.

                  "Selling Unitholder" shall have the meaning set forth in
Section 11.1(b).

                  "Subsidiary" means, with respect to any Person, any Person of which such Person, either directly or indirectly, owns 50% or more of the equity or voting interests.

                  "Tag-Along Right" shall have the meaning set forth in Section 11.1(c).

                  "Tax Distribution" shall have the meaning set forth in Section 10.2.

                  "Tax Matters Member" shall have the meaning set forth in
Section 8.5(a).

                  "Third Party" means any Person, other than Leucadia, Owner, or any Affiliate of Leucadia or Owner, or equity holder of Owner.

                  "Third Party Purchaser" shall have the meaning set forth in
                  Section 11.1(b). "Transfer" means to sell, assign, pledge, encumber, hypothecate, dispose of or otherwise transfer, directly or indirectly or by operation of law (including by merger or other statutory means), and shall include the related use of the word "transfer" as a noun.

                  "Transferee" has the meaning set forth in Section 11.2.

                  "Transferring Tag Along Member" has the meaning set forth in
Section 11.1(c).

                  "Transfer Member" has the meaning set forth in Section 11..2.

                  "Units" means the units into which the limited liability company interests in the Company are divided and shall initially include Class A Units and Class B Units.

         Section 1.2  Other Definitional and Contract Construction Provisions.

                  (a) Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires, and, as used herein, unless the context requires otherwise, the words "hereof," "herein," and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) A reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted and any successor statute thereto.

                  (c) The term "including" shall be deemed to mean "including without limitation."

                  (d) Article and section headings used in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (e) In the event and from and after such time as the Loan Agreement has been terminated (by reason of the repayment in full of the Leucadia Loan or otherwise), the definition of "Event of Default" and "Loan Agreement" shall continue to apply as if the Loan Agreement were still in full force and effect and had not been terminated until such time as the holders of the Class A Units shall have received aggregate Distributions (other than Tax Distributions) in an amount of $60 million or more.

                  (f) This Agreement is among financially sophisticated and knowledgeable parties and is entered into by the parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party who prepared, or caused the preparation of, this Agreement or the relative bargaining power of the parties.

                  (g) Each Member acknowledges that it is entering into this Agreement in reliance upon such legal, tax, accounting, regulatory and financial advice as it deems necessary and not upon any view expressed by any other Member, except those express representations, warranties, covenants, undertakings and agreements set forth in this Agreement.. In addition, each Member represents to the others that: (i) it fully understands its rights and obligations under this Agreement; (ii) it has entered into this Agreement as principal for its own account; (iii) it has such sophistication, knowledge and experience in financial and business matters that it is capable of evaluating the merits, risks and suitability of entering into this Agreement; and (iv) its management has determined, based on its own independent review of this Agreement and the objectives thereof and such professional advice as it has deemed appropriate under the circumstances, that the terms of this Agreement (A) are fully consistent with its financial needs, strategy, objectives and conditions, (B) comply and are fully consistent with all investment policies, guidelines and restrictions applicable to it (including those of any regulator having authority to oversee its activities), and (C) are fit, proper and suitable for it.

                                   ARTICLE II
                                 GENERAL MATTERS
                                 ---------------

         Section 2.1 Formation. The Company was formed as a limited liability company under the Delaware Act upon the filing of the Certificate with the Secretary of State of the State of Delaware. In connection with such formation, the Initial Agreement was executed by the Company and its initial Members. From time to time after the date of its formation, Persons may have, or may in the future, become Members as herein provided. The Members hereby ratify and confirm the filing of the Certificate. The Members hereby further agree that the rights, duties and liabilities of the Members shall be as provided in the Delaware Act, except as otherwise provided herein.

        Section 2.2  Offices.

                  (a) The principal executive offices of the Company, and any additional branch offices of the Company, shall be located in Stillwater, Oklahoma and at such other location or locations as shall be determined by the Board in its discretion from time to time.

                  (b) The registered office of the Company in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware. The registered agent of the Company for service of process at such address is The Corporation Trust Company. Such registered office or registered agent may be changed by the Board from time to time.

         Section 2.3 Name. The name of the Company shall be Goober Drilling, LLC or such other name as the Board may from time to time select.

         Section 2.4 Term. The existence of the Company commenced on the date of filing of the Certificate with the Secretary of State of the State of Delaware and shall continue in perpetuity unless dissolved and terminated in accordance with Section 14.1.

                                  ARTICLE III
                              PURPOSES AND BUSINESS
                              ---------------------


         Section 3.1 Purposes and Business. The purpose and nature of the business to be conducted by the Company shall be to engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Board of Directors and that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity; and do anything necessary or appropriate to the foregoing, provided, however, that the Company shall not engage, directly or indirectly, in any business activity that the Board of Directors determines would cause the Company to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. The Board of Directors has no obligation or duty to the Company or the Members to propose or approve, and may decline to propose or approve, the conduct by the Company of any business. The Company shall be empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes and business described in this
Section 3.1 and for the protection and benefit of the Company.

                                   ARTICLE IV
                                UNITS AND MEMBERS
                                -----------------

         Section 4.1 Units. The limited liability company interests in the Company are represented by Units and the Units are divided between Class A Units representing 30% of all Common Units and Class B Units representing 70% of all Common Units, each of which has the rights and privileges set forth in this Agreement.

         Section 4.2 Common Units. Except as provided in Section 14.2 below, all Units shall represent an equal right to share in the profits and losses of the Company and to receive Distributions of the Company's assets in accordance with the provisions of this Agreement and the Delaware Act. All Units shall have voting rights which rights are set forth in Sections 4.4 and 14.1 hereof, subject to the provisions of Section 5.1(b) hereof. Upon issuance in accordance with the terms of this Agreement, all Common Units will be validly issued, fully paid and non-assessable. On any matter subject to a vote of the Members holding Units, each Unit shall be entitled to one (1) vote.

         Section 4.3 Members. The name and business, mailing or residence address of each Member of the Company and the number of Units or other interests of the Company and the identification including the class or series (if applicable) thereof held by such Member are set forth on Schedule 4.3 to this Agreement. The Board shall cause Schedule 4.3 to be amended from time to time to reflect changes in addresses of Members or the addition or withdrawal of Members, the issuance of additional Units or other interests of the Company or Transfers of Units or other interests, in accordance with the terms of this Agreement. Unless otherwise determined by the Board in its discretion, no certificate in respect of any Member's Units or other interests in the Company shall be issued and the books of the Company shall be conclusive evidence of the ownership of all Units and other securities of the Company. In connection with its admission, and as a precondition thereto, each Member shall execute a counterpart of this Agreement or other writing agreeing to be bound by the terms and conditions hereof as determined by the Board in its discretion. At any time that a Member shall cease to own any Units, such Person shall cease to be a Member.

         Section 4.4  Board of Directors.

                  (a) Except as provided below, the Board of Directors of the Company shall consist of four (4) individuals, two of whom shall be designated by majority vote of the Class A Units and two of whom shall be designated by majority vote of the holders of the Class B Units. The current directors are set forth on Schedule 4.4(a) hereto. Each individual selected to serve on the Board of Directors shall serve for a term at the discretion of the holders of the Class of Units which has the right to elect or appoint such individual, and thereafter until his successor is elected or appointed, unless he sooner resigns or is removed. A member of the Board of Directors may be removed at any time without cause by only the holders of the Class of Units which had the right to vote for his initial election or appointment. The unexpired term of a removed director shall be filled by an individual appointed by the holders of the Class of Units which had the right to vote on the removed director's initial election or appointment to the Board of Directors. In the event of a resignation, removal or replacement of a member of the Board of Directors the holders of the Class of Units which has the right to elect or appoint such director shall provide the Company notice of action taken within five (5) days of any such change in status. The death, declination to serve, resignation, retirement, removal or incapacity of one or more Directors, or all of them, shall not operate to dissolve or terminate the Company.

                  (b) In the event the principal amount outstanding under the Leucadia Loan has been reduced to less than $40 million by repayment of principal amounts previously outstanding thereunder, the aggregate number of members of the Board of Directors shall be increased to five
         (5), and the additional director shall be designated by majority vote of the Class B Units.

                  (c) If, at any time prior to such time as the holders of the Class A Units shall have received aggregate Distributions (other than Tax Distributions) in an amount of $60 million or more, an Event of Default has occurred and is continuing under (i) Section 8.1 or Section
         8.2 of the Loan Agreement or (ii) Section 8.3 of the Loan Agreement as it relates to Section 6.3.5, Section 6.3.6 or Section 6.3.7 of the Loan Agreement, then the holders of the Class A Units shall be entitled to designate by majority vote of the Class A Units such number of additional directors to the Board of Directors such that the aggregate number of directors that the holders of Class A Units are then entitled to designate to the Board of Directors comprise a bare majority of the total number of directors, and the number of Persons comprising the Board of Directors shall be increased accordingly. If the Event of Default is cured after such additional directors have been appointed, then the holders of Class A Units will no longer have the right to designate additional directors, such additional directors shall cease to be directors and the number of directors on the Board of Directors shall revert to the number of directors existing prior to the occurrence of the applicable Event of Default.

                  (d) The Directors may in their discretion provide for regular or stated meetings of the Board, provided that the Board shall meet at least once each calendar quarter. Notice of regular or stated meetings need not be given. Meetings of the Board other than regular or stated meetings shall be held whenever called by the President, or by any two of the Directors, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by an officer of the Company or by the Directors calling the meeting, shall specify the purpose of such meeting, and shall be delivered or mailed, postage prepaid, or sent by telecopy transmission or by e-mail to each Director at least two days before the meeting at such Director's business address. Such notice may, however, be waived by any Director. Notice of the meeting need not be given to any Director if a written waiver of notice, executed by him or her before or after the meeting is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. The Directors may meet by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting are connected or by e-mail or similar electronic transmission, which meeting shall be deemed to have been held at a place designated by the Directors at the meeting. Any action required or permitted to be taken at any meeting of the Directors may be taken by the Directors without a meeting if a consent or consents in writing, setting forth the actions so taken, are signed by all of the Directors then in office.

                  (e) A majority of the Directors then in office shall constitute a quorum for the transaction of business by the Board; provided that a quorum shall include at least one (1) Class A Director and one (1) Owner Director. Notwithstanding the foregoing, if at any meeting of the Directors there is not in attendance at least one (1) Class A Director and one (1) Owner Director, then (i) the meeting shall be adjourned to the same time and place on a Business Day which is no less than five (5) days (or such shorter time as is consented to by all directors) and no more than ten (10) days (or such greater time as is consented to by all directors) after such meeting or such other time, place and/or date as the Owner and the Class A Member agree and (ii) notice of the adjourned meeting shall be given to the Owner and the Class A Member in accordance with the notice provisions set forth in
         Section 16.1. The act of a majority of the Directors present at any meeting of the Board at which there is a quorum shall be the act of the Board; provided, however, that, for so long as the holders of Class A Units and holders of Class B Units shall be entitled to designate an equal number of directors to the Board, at least one (1) Class A Director and one (1) Owner Director must approve for an act to be an act of the Board, except as may be otherwise specifically provided by this Agreement.

         Section 4.5 No Withdrawal of a Member. Except in connection with a Transfer permitted under Article XI, no Member shall have the right to withdraw as a Member of the Company prior to the liquidation and termination of the Company. No Member shall be considered to have ceased to be or to have withdrawn as a Member of the Company for any reason listed in Section 18-304 of the Delaware Act. In addition, no Member shall have the right to receive a return of, or withdraw any portion of, its capital contributed to, or to receive any Distributions or liquidation proceeds from, the Company except as specifically provided herein.


                                   ARTICLE V
                      MANAGEMENT AND OPERATION OF BUSINESS
                      ------------------------------------

         Section 5.1   Management.

                  (a) Except as provided in Section 5.1(b) and subject to the right of the Board to delegate authority as provided in Article IV and this Article V, in accordance with Section 18-402 of the Delaware Act, all decisions respecting any matter set forth herein or otherwise affecting or arising out of the conduct of the business of the Company or that may be taken by members of a limited liability company under the Delaware Act shall be made by the Board, and the Board shall have the exclusive right and full authority and responsibility to manage, conduct, control and operate the Company's business and effect the purposes and provisions of this Agreement. Except as provided in
         Section 5.1(b), the Board shall have full authority to do all things on behalf of the Company as it shall deem necessary or desirable in the conduct of the business of the Company to effectuate the purposes specified in Section 3.1 hereof. Except as provided in Section 5.1(b), no Member shall have any right to participate in any way in the management of the Company.

                  (b) The Company shall not (and the Board shall cause the Company not to) take any of the following actions without the prior written consent of a majority of the holders of the Class A Units:

                  (i) while the Leucadia Loan is outstanding, declare or make any Distributions, other than Distributions made pursuant to Section 10.2 and Section 10.3;

                  (ii) at any time prior to such time as the holders of the Class A Units shall have received aggregate Distributions (other than Tax Distributions) in an amount of $60 million or more:

                           (A) conduct any transactions (other than the transactions contemplated by Schedule 5.1(b)(ii)(A)) between the Company, or permit any of its Subsidiaries to conduct any transactions, on the one hand, with the Owner or any of its Affiliates or equity holders (other than the Subsidiaries of the Company), on the other hand;

                           (B) issue additional Units or other interests in the Company;

                           (C) incur any Indebtedness or Liens, except as contemplated under the Loan Agreement, and except for Permitted Liens;

                           (D) make any public offering of Units (or other securities of the Company or its subsidiaries) pursuant to an effective registration statement under the Securities Act;

                           (E) acquire any properties or assets having a value in excess of (A) $2,000,000 in any single transaction or series of related transactions or (B) $5,000,000 in the aggregate;

                           (F) Transfer or otherwise dispose of any properties or assets of the Company and its Subsidiaries, having a value in excess of
                                    (A) $2,000,000 in any single transaction or series of related transactions or (B) $5,000,000 in the aggregate;

                           (G) merge or consolidate the Company or any of its Subsidiaries with or into any other Person;

                           (H) create or form any Subsidiary of the Company or any of its Subsidiaries;

                           (I) establish, adopt or amend any option plan or other employee benefit program under which Units or other equity interests in the Company may be issued;

                           (J) employ accountants from time to time to render auditing services to the Company;

                           (K) sue on, settle or compromise any and all claims or liabilities in favor of or against the Company; submit any or all such claims or liabilities to arbitration; and confess a judgment against the Company in connection with any litigation in which the Company is involved, in each case, to the extent that reasonably anticipated damages exceed $500,000 or, if in excess of $500,000, are not expected to be covered by insurance
                                    proceeds;

                           (L)      enter into or modify any employment
                                    agreements with executive officers;

                           (M)      liquidate or dissolve the Company;

                           (N) transact any activities outside the current business of the Company; or

                           (O)      change the Company's fiscal year; and

                  (iii)    as long as this Agreement is in effect:

                           (A) make or rescind any elections made by or in respect of the Company relating to the classification of the Company for tax purposes or determine the accounting methods and conventions to be used in the preparation of the Company's tax returns; or

                           (B) make any allocations of income, gains, deductions, losses and all other items for tax purposes made by or on behalf of the Company;

         provided, however, that, in the event Leucadia and its Permitted Transferees (including, without limitation, the Class A Member) no longer own a majority of its Class A Units outstanding on April 6, 2006 (as the date of the Initial Agreement), the rights of the holders of Class A Units under this Section 5.1(b) shall terminate. If the Company has requested consent by the holders of the Class A Units to an action described in this 5.1(b) and the holders of the Class A Units do not provide a response thereto to the Company within 10 Business Days, it will be deemed that a majority of the holders of the Class A Units consented to the proposed action. For purposes of this Section 5.1(b), any action by the Tax Matters Member is deemed to be an action of the Company and is subject to the approval rights set forth in this Section 5.1(b).

         Section 5.2   Certain Actions and Determinations by the Board.

                  (a) Resolution of Conflicts of Interest. Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises in connection with the operation of the Company or the conduct of its business, whether relating to any type of contract, agreement or otherwise, any resolution or course of action in respect of any such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any agreement contemplated herein or of any duty stated or implied by law or equity, if the resolution or course of action is determined by the Board (or a duly authorized committee thereof) to be reasonable or appropriate to the Company and its Members. In determining whether the resolution or course of action is reasonable or appropriate to the Company and its Members, the Board (or such duly authorized committee thereof) shall be authorized to consider (i) the relative interests of any party (including Leucadia and its Affiliates) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, (ii) any customary or accepted industry practices, (iii) any generally accepted accounting or valuation practices or principles and (iv) such other factors as the Board determines in its discretion to be relevant, reasonable or appropriate under the circumstances. Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "reasonable or appropriate" to any Person, the reasonable or appropriate nature of such transaction, arrangement or resolution may be considered in the context of all similar or related transactions or other business transactions between the affected parties.

                  (b) Standard of Conduct. Whenever this Agreement or any other agreement contemplated hereby provides that the Board is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, the Board shall be entitled to consider such interests and factors as it desires, or (ii) in "good faith" or under another express standard, the Board shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated hereby or otherwise stated or implied by law or equity.

         Section 5.3 Outside Businesses Or Opportunities. Except as provided below, a Member (including in respect of the Class A Member, Leucadia and its Subsidiaries) or Restricted Affiliate may not engage in or possess an interest in other business ventures independently or with others, which business venture may be the same as or in competition with the business of Company as of April 6, 2006. Notwithstanding the foregoing, Leucadia and its Subsidiaries may invest in or possess (a) a non-controlling interest in any business venture and (b) a controlling interest in any business venture (i) so long as such business venture does not compete with the Company or (ii) if such business venture does compete with the Company, the portion of the business venture which competes with the Company is minor or incidental to that business venture's aggregate business activities, and the Restricted Affiliates may invest in or possess securities in any company whose stock is listed on a national securities exchange or traded in the over-the-counter market so long as in connection with such investments or ownership the amount of such securities is less than five percent (5%) of the voting securities of any such company and the Restricted Affiliate does not actively participate in the management or operations of such company.

         Section 5.4 Limitation of Duties. In accordance with Section 18-1101(c) of the Delaware Act, the parties hereto hereby acknowledge and agree that the provisions of this Agreement, including the provisions of this Article V, to the extent they restrict the duties (including fiduciary duties) and liabilities relating thereto otherwise existing at law or in equity replace completely and absolutely all such other duties (including fiduciary duties) and liabilities relating thereto otherwise existing at law or in equity and further acknowledge and agree that this Section 5.4 and the other provisions of this Article V are fundamental elements to the agreement of the Members to enter into this Agreement and without such provisions the Members would not have entered into this Agreement.

         Section 5.5 Officers. The current officers of the Company are those individuals listed on Schedule 5.5 hereto.

                  (a) President. The Company shall have a President who shall be the chief executive officer of the Company and shall report directly to the Board of Directors. The duties of the President shall be those established by the Board of Directors and shall provide that the President shall have overall supervisory responsibility for the day-to-day operations and affairs of the Company. Unless the authority of the President is limited by the Board of Directors, the President shall have the same authority to act for the Company as the President of a Delaware corporation would have to act for a Delaware corporation in the absence of a specific delegation of authority.

                  (b) Other Officers. The Company shall have such other officers as shall be appointed by the Board, each having such titles as the Board shall deem appropriate (which may include but need not be limited to Chairman, Executive Vice President, Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer, Controller, Secretary or Assistant Secretary) with such powers and duties as the Board shall determine in its discretion, which may include any power or duty that the Board is authorized to exercise hereunder. Unless the authority of an officer is limited by the Board of Directors, any officer so appointed shall have the same authority to act for the Company as a corresponding officer of a Delaware corporation would have to act for a Delaware corporation in the absence of a specific delegation of authority. Without limiting the authority of the Board to delegate to other Persons as herein provided, the Board may delegate to any officer of the Company such authority to act on behalf of the Company as the Board may from time to time determine in its discretion. The salaries or other compensation, if any, of the officers of the Company shall be fixed from time to time by the Board. The Board shall not be responsible for any misconduct or negligence on the part of any officer, agent or other Person to whom authority is delegated, provided that such Person was appointed by the Board in good faith in accordance with the terms of this Agreement including Section 5.2.

         Section 5.6 Reliance on Books and Records; Experts. The Board shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its Directors, Members or its officers, employees or committees, or by any other Person as to matters the Board believes in good faith are within such other Person's professional or expert competence and who has been selected in good faith by or on behalf of the Company (including information, opinions, reports or statements as to the value and the amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which Distributions might properly be paid). In addition, the Board may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by them, and any opinion of any such Person as to matters that the Board believes in good faith to be within such Person's professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Board hereunder in good faith and in accordance with such opinion.

                                   ARTICLE VI
                     EXCULPATORY PROVISIONS; INDEMNIFICATION
                     ---------------------------------------

         Section 6.1 General Limitation of Liability. Notwithstanding any other provision of this Agreement, whether express or implied, or any obligation or duty at law or in equity (including fiduciary duties), no Director or officer of the Company or any of its Subsidiaries shall be liable to the Company or any Member for any act or omission of such person in good faith reliance on the provisions of this Agreement or for any other act or omission (including, for the avoidance of doubt, acts or omissions constituting negligence) taken in connection with the Company's business unless such act or omission was not undertaken in good faith and was not with due care ("Disabling Conduct"). For the avoidance of doubt, the Members acknowledge and agree that under no circumstances will the good faith exercise by the Board (or any Director) of any of the Board's rights under Article V including its rights under Section 5.2 constitute Disabling Conduct.


         Section 6.2 Indemnification of Directors and Other Indemnified Persons.

                  (a) General Obligations of the Company. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Director and officer of the Company (each a "Covered Person") from and against any and all losses, claims, demands, liabilities, expenses (including all legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative in nature, in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of (i) being a Director or officer of the Company or (ii) serving at the request of the Company or the Board with another Person in a similar capacity, that relate to or arise out of the property, business or affairs of the Company, and regardless of whether the liability or expense accrued at or relates to, in whole or in part, any time before, on or after April 6, 2006 (including, for the avoidance of doubt, claims and losses relating to or arising out of the negligence of such Covered Person so long as such Covered Person acted in good faith and in a manner such Covered Person believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action, such Covered Person had no reasonable cause to believe that his/her conduct was unlawful). The negative disposition of any such action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Covered Person acted in a manner that disqualifies him/her from receiving indemnification pursuant to this
         Section 6.2. Any indemnification pursuant to this Section 6.2(a) shall be made only out of the assets of the Company.

                  (b) Advances. To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 6.2.

                  (c) Non-Exclusivity. The indemnification provided by this
         Section 6.2 shall be in addition to any other rights to which a Covered Person may be entitled under any agreement, by law or otherwise, both as to action in the Covered Person's capacity as a Director, or an officer, employee, representative or agent of the Company and as to action in any other capacity, and shall continue as to a Covered Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of a Covered Person.

                  (d) Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Board shall determine on behalf of Covered Persons and such other Persons, if any, as the Board shall determine in its discretion, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with activities of the Company or such indemnitees, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Board may authorize the Company to enter into indemnity contracts with Covered Persons and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under this Section 6.2 and containing such other procedures regarding indemnification as the Board determines in its discretion.

                  (e) No Personal Liability of Members. In no event may any Covered Person subject the Members to personal liability by reason of any indemnification of a Covered Person under this Agreement or otherwise. Any indemnification by the Company as authorized by this
         Section 6.2 shall in no event result in any liability of the Members to any Party.

                  (f) Conflicts of Interest. A Covered Person shall not be denied indemnification in whole or in part under this Section 6.2 because the Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction is otherwise permitted by the terms of this Agreement.


                  (g) Beneficiaries. The provisions of this Section 6.2 are for the benefit of the Covered Persons and their heirs, successors, permitted assigns, administrators and personal representatives and shall not be deemed to be for the benefit of any other Persons. The provisions of this Section 6.2 shall not be amended in any way that would adversely affect a Covered Person without the consent of the Covered Person unless such amendment would have prospective application only in which case the consent of the Covered Person shall not be required provided the Covered Person has received notice of such amendment.


                  (h) Limitation on Indemnification. Notwithstanding the foregoing provisions of this Article VI, the Company shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board; provided, however, that a Covered Person shall be entitled to reimbursement of his or her reasonable counsel fees with respect to a proceeding (or part thereof) initiated by such Covered Person to enforce his or her right to indemnification or advancement of expenses under the provisions of this Article VI to the extent the Covered Person is successful on the merits in such proceeding (or part thereof).

         Section 6.3 Transfer Taxes. Drilling Corp. shall be liable for and shall pay (and shall indemnify and hold harmless the Company, Leucadia and its Affiliates against) all sales, use, stamp, documentary, filing, recording, transfer or similar fees or taxes or governmental charges as levied by any governmental authority (including any interest and penalties) in connection with the consummation of the transactions contemplated under the Leucadia Contribution Agreement and the Owner Contribution Agreement.

                                  ARTICLE VII
                        CAPITAL ACCOUNTS; TAX ALLOCATIONS
                        ---------------------------------

         Section 7.1 General Application. The rules set forth below in this
Article VII shall be applied to determine each Member's allocable share of the items of income, gain, loss and deduction of the Company comprising Net Income or Net Loss for each Fiscal Year, special allocations of other items of income, gain, loss and expense, for the purpose of adjusting the balance of each Member's Capital Account. For each Fiscal Year, the special allocations in
Section 7.3 hereof shall be made immediately prior to the general allocations of
Section 7.2 hereof.

         Section 7.2 General Allocations. Except as otherwise provided herein, the Members' allocable share of the items of income, gain, loss and deductions of the Company comprising Net Income or Net Loss for each Fiscal Year will be determined in accordance with their relative ownership of Units.

                  (a) Loss Limitation. Notwithstanding anything to the contrary contained in this Section 7.2, the amount of items of Company expense and loss allocated pursuant to this Section 7.2 to any Member shall not exceed the maximum amount of such items that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. All such items in excess of the limitation set forth in this Section 7.2(a) shall be allocated first to Members who would not have an Adjusted Capital Account Deficit, pro rata in proportion to their Capital Account balances, adjusted as provided in sub-paragraphs (a) and (b) of the definition of Adjusted Capital Account Deficit, until no Member would be entitled to any further allocation, and thereafter to all of the Members, pro rata, in accordance with the Capital Contributions of each such Member.

                  (b) No Deficit Restoration Obligation. Except as otherwise agreed to by the Members, at no time during the term of the Company or upon dissolution and liquidation thereof shall such Member with a negative balance in its Capital Account have any obligation to the Company or the other Members to restore such negative balance, except as may be required by law or in respect of any negative balance resulting from a withdrawal of capital or dissolution in contravention of this Agreement.

         Section 7.3 Special Allocations. The following special allocations shall be made in the following order:

                  (a) Minimum Gain Chargeback. If there is a net decrease during a Fiscal Year in either Company Minimum Gain or Member Nonrecourse Debt Minimum Gain, then notwithstanding any other provision of this Article VII, each Member shall receive such special allocations of items of Company income and gain as are required in order to conform to Regulations Section 1.704-2.

                  (b) Qualified Income Offset. Subject to Section 7.3(a) hereof, but notwithstanding any other provision of this Article VII, items of income and gain shall be specially allocated to the Members in a manner that complies with the "qualified income offset" requirement of Regulations Section 1.704-1(b)(2)(ii)(d)(3).

                  (c) Deficit Capital Accounts Generally. If a Member has a deficit Capital Account balance at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is then obligated to restore pursuant to this Agreement and (ii) the amount such Member is then deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), respectively, such Member shall be specially allocated items of Company income and gain in an amount of such excess as quickly as possible; provided, however, that any allocation under this Section 7.3(c) shall be made only if and to the extent that a Member would have a deficit Capital Account balance in excess of such sum after all allocations provided for in this Article VII have been tentatively made as if this
         Section 7.3(c) were not in this Agreement.

                  (d) Deductions Attributable to Member Nonrecourse Debt. Any item of Company loss or expense that is attributable to Member Nonrecourse Debt shall be specially allocated to the Members in the manner in which they share the economic risk of loss (as defined in Regulations Section 1.752-2) for such Member Nonrecourse Debt.

                  (e) Allocation of Nonrecourse Deductions. Each Nonrecourse Deduction of the Company shall be specially allocated to all of the Members in proportion to their Capital Contributions.

         The allocations pursuant to Sections 7.3(a), (b) and (c) hereof shall be comprised of a proportionate share of each of the Company's items of income and gain. The amounts of any Company income, gain, loss or deduction available to be specially allocated pursuant to this Section
         7.3 shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (e) of the definition of Net Income and Net Loss.

         Section 7.4 Allocation of Nonrecourse Liabilities. For purposes of determining each Member's share of Nonrecourse Liabilities, if any, of the Company in accordance with Regulations Section 1.752-3(a)(3), the Members' interests in Company profits shall be determined in the same manner as prescribed by Section 7.3(e) hereof.

         Section 7.5 Allocations on the Assignment of an Interest or Admission of Additional Member. In the event of an Assignment of Units or the admission of an Additional Member (in accordance with the provisions of this Agreement), in each case, at any time other than the end of a Fiscal Year, the shares of items of Net Income or Net Loss and specially allocated items allocable to the Units assigned shall be allocated between the assignor and the assignee, or between the existing Members and the additional Member, in a manner determined by the Tax Matters Member that is not inconsistent with the applicable provisions of the Code and Regulations.

         Section 7.6   Tax Allocations.

                  (a) Section 704(b) Allocations.

                           (i) Subject to Section 7.6(b) hereof, for federal income tax purposes, each item of income, gain, loss, or deduction that corresponds to an item of income, gain, loss or expense that is either taken into account in computing Net Income or Net Loss or is specially allocated pursuant to Section 7.3 hereof (a "Book Item") shall be allocated among the Members in the same proportion as the corresponding Book Item is allocated among them pursuant to Section 7.2 or 7.3 hereof.

                           (ii) If the Company recognizes Depreciation Recapture (as defined below) in respect of the sale of any Company asset,

                                    (A) the portion of the gain on such sale
                           which is allocated to a Member pursuant to Section
                           7.2 or Section 7.3 hereof shall be treated as consisting of a portion of the Company's Depreciation Recapture on the sale and a portion of the balance of the Company's remaining gain on such sale under principles consistent with Regulations Section 1.1245-1; and

                                    (B) if, for federal income tax purposes, the
                           Company recognizes both "unrecaptured Section 1250 gain" (as defined in Section 1(h) of the Code) and gain treated as ordinary income under Section 1250(a) of the Code in respect of such sale, the amount treated as Depreciation Recapture under Section 7.6(a)(ii)(A) hereof shall be comprised of a proportionate share of both such types of gain.


                           (iii) For purposes of Section 7.6(a)(ii) hereof, "Depreciation Recapture" means the portion of any gain from the disposition of an asset of the Company which, for federal income tax purposes (a) is treated as ordinary income under Section 1245 of the Code; (b) is treated as ordinary income under Section 1250 of the Code; or (c) is "unrecaptured Section 1250 gain" as such term is defined in
         Section 1(h) of the Code.

                  (b) Section 704(c) Allocations. In the event any property of the Company is credited to the Capital Account of a Member at a value other than its tax basis (whether as a result of a contribution of such property or a revaluation of such property pursuant to sub-paragraph
         (b) of the definition of "Gross Asset Value"), then allocations of taxable income, gain, loss and deductions with respect to such property shall be made in a manner which shall comply with Code Sections 704(b) and 704(c) and the Regulations thereunder. The Company, as determined by the Tax Matters Member, subject to Section 5.1(b)(iii)(B), may make, or not make, "curative" or "remedial" allocations (within the meaning of the Regulations under Code Section 704(c)) including, but not limited to:

                           "curative" allocations which offset the effect of the
                  "ceiling rule" for a prior Fiscal Year (within the meaning of Regulations Section 1.704-3(c)(3)(ii)); and

                           "curative" allocations from dispositions of
                  contributed property (within the meaning of Regulations
                  Section 1.704-3(c)(3)(iii)(B)).

         It is understood that the Tax Matters Member shall make either "curative" or remedial allocations with respect to the items of property contributed to the Company pursuant to the Leucadia Contribution Agreement and the Owners Contribution Agreement.

                  (c) Credits. All tax credits shall be allocated among the Members as determined by the Tax Matters Member, subject to Section 5.1(b)(iii)(B), consistent with applicable law.

         The tax allocations made pursuant to this Section 7.6 shall be solely for tax purposes and shall not affect any Member's Capital Account or share of non-tax allocations or distributions under this Agreement.

                                  ARTICLE VIII
                           ACCOUNTING AND TAX MATTERS
                           --------------------------

         Section 8.1 Books and Records. To the fullest extent permitted by the Delaware Act (including any amendment thereto), (i) the Company shall maintain only those books and records which are appropriate and in which shall be entered all such transactions and other matters relative to the Company's operations, business and affairs as are usually entered into records and books of account that are maintained by persons engaged in business of like character and are required by the Delaware Act and (ii) the books and records maintained by the Company shall be maintained in such manner as the Board shall determine in its discretion/ accordance with generally accepted accounting principles. Without limiting the foregoing, the Company shall provide to Leucadia (for the benefit, and on behalf, of the Class A Member and any other Affiliate of Leucadia that holds Units from time to time or at any time) the information set forth on
Schedule 8.1 within the timeframes specified therein. Any fees and expenses of the Company's auditors in connection with its audit of the Company or otherwise shall be borne by the Company as an ordinary expense of its business.

         Section 8.2 Access to Books and Records. Each Member shall have free access during normal business hours to discuss the operations and business of the Company with the Officers of the Company, and to inspect, audit or make copies of all books, records and other information relative to the operations and business of the Company at its own expense, subject to reasonable confidentiality agreements that the Board of Directors may impose.

         Section 8.3 Reports to Members. As promptly as practicable after the end of each Fiscal Year, each Member shall be supplied with a Schedule K-1 and such other information, if any, with respect to the Company as may be necessary for the preparation of such Member's Federal income tax returns, including a statement showing each Member's share of the Company's income, gain or loss, expense and credits for such Fiscal Year for Federal income tax purposes.

         Section 8.4 Tax Returns. The Tax Matters Member, at the expense of the Company, shall endeavor to cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other foreign, state and local tax returns in each jurisdiction in which the Company is required to file tax returns.

         Section 8.5 Tax Matters Member.

                  (a) Designation. Owner is hereby designated as the tax matters partner within the meaning of Section 6231(a)(7) of the Code ("Tax Matters Member"). In such capacity, Owner shall have all of the rights, authority and power, and shall be subject to all of the obligations, of a tax matters partner to the extent provided in the Code and the Regulations.

                  (b) State and Local Tax Law. If any state or local tax law provides for a tax matters partner or person having similar rights, powers, authority or obligations, the Tax Matters Member shall also serve in such capacity. In all other cases, the Tax Matters Member shall represent the Company in all tax matters to the extent allowed by law.

                  (c) Expenses of the Tax Matters Member. Expenses incurred by Owner as the Tax Matters Member or in a similar capacity as set forth in this Section 8.04(b) shall be borne by the Company. Such expenses shall include, without limitation, fees of attorneys and other tax professionals, accountants, appraisers and experts, filing fees and reasonable out of pocket costs.

                  (d) Effect of Certain Decisions by Tax Matters Member. Any decisions made by the Tax Matters Member, including, without limitation, whether or not to settle or contest any tax matter, whether or not to extend the period of limitations for the assessment or collection of any tax and the choice of forum for such contest shall be made in accordance with Section 5.1(b)(ii)(K).

                  (e) Consolidated Audit Rules. In furtherance of the foregoing, in the event the Company is not subject to the consolidated audit rules of Code Sections 6221 through 6234 during any taxable year, the Members hereby agree to sign an election pursuant to Code Section

         6231(a)(1)(B)(ii) to be filed with the Company's federal income tax return for such taxable year to have such consolidated audit rules apply to the Company.

         Section 8.6 Accounting Methods; Elections. The Tax Matters Member shall determine the accounting methods and conventions to be used in the preparation of the Company's tax returns and shall make any and all elections under the tax laws of the United States and any other relevant jurisdictions as to the treatment of items of income, gain, loss, deduction and credit of the Company, or any other method or procedure related to the preparation of the Company's tax returns. The Tax Matters Member may not, however, cause the Company to be treated other than as a partnership for Federal income tax purposes.

                                   ARTICLE IX
                                 CONFIDENTIALITY
                                 ---------------

         Section 9.1 Confidentiality Covenants. Each Member, Leucadia Affiliate and Restricted Affiliate agrees that it will treat and hold as confidential (and not disclose or provide access to any Person other than such Member's, Leucadia Affiliate's or Restricted Affiliate's attorneys or accountants, without the prior written consent of the Company) and such Member, Leucadia Affiliate or Restricted Affiliate will cause its Affiliates, officers, managers, partners, employees and agents to treat and hold as confidential (and not divulge, provide access to any Person, or use to the detriment of the Company without the prior written consent of the Board) all information relating to (i) the business of the Company and its Subsidiaries and (ii) any patents, inventions, designs, know-how, trade secrets or other intellectual property or information relating to the Company and its Subsidiaries that is of a proprietary nature or the secrecy of which provides a material, competitive, or economic advantage to the Company or the Board, in each case excluding (A) information in the public domain when received by such Member, Leucadia Affiliate or Restricted Affiliate or thereafter in the public domain through sources other than such Member, Leucadia Affiliate or Restricted Affiliate, (B) information lawfully received by such Member, Leucadia Affiliate or Restricted Affiliate from a third party not subject to a confidentiality obligation and (C) information developed independently by such Member, Leucadia Affiliate or Restricted Affiliate. The obligations of the Members, Leucadia Affiliates and Restricted Affiliates hereunder shall not apply to the extent that the disclosure of information otherwise determined to be confidential is required by applicable law; provided, however, that prior to disclosing such confidential information to any party, a Member, Leucadia Affiliate or Restricted Affiliate shall notify the Company thereof, which notice shall include the basis upon which such Member, Leucadia Affiliate or Restricted Affiliate believes the information is required to be disclosed. This Section 9.1 shall survive for a period of three years with respect to any Member, Leucadia Affiliate or Restricted Affiliate that for any reason ceases to be a Member, Leucadia Affiliate or Restricted Affiliate (as applicable) of the Company and for a period of three years after any dissolution of the Company. The provisions of this Section 9.1 shall be enforceable by any and all remedies available at law and in equity, including, but not limited to, damages and injunctive relief.

                                   ARTICLE X
                                  DISTRIBUTIONS
                                  -------------

         Section 10.1 Distributions on Units. Subject to Section 5.1(b), the Board may declare and make Distributions in respect of Units in such amounts and at such times as it shall determine. Any such distribution shall be made pro rata in accordance with the Units owned.

         Section 10.2 Tax Distributions. On or prior to the making of any Distributions pursuant to Section 10.1, the Board of Directors shall cause the Company to distribute quarterly to the Members an amount designed to assist the Members in satisfying their tax liability attributable to allocations of income, gain, loss, deduction and credit of the Company in any fiscal year for which such an allocation is required (a "Tax Distribution"). Any such Tax Distribution shall be made pro rata in accordance with the Units owned. In determining the amount of any Tax Distribution, it shall be assumed that each Member is subject to tax at the highest marginal effective rate of federal, state and local income tax applicable to a corporate resident in New York, New York. The principles of computation set forth in this Section 10.2 shall apply to each Member, notwithstanding that any given Member may not generally be subject to tax under the Code or applicable provisions of state or local tax law.

         Section 10.3 Special Equity Distribution. Subject to the provisions of
Section 10.4 hereof, when the Company's total outstanding Indebtedness is equal to or less than $40,000,000 (the "Debt Goal"), the Company will declare and pay as promptly as practicable a one-time Distribution of up to the lesser of (x) $15,000,000 and (y) the net amount of After-Tax Free Cash Flow generated in the three fiscal months immediately following the Company's realization of the Debt Goal, which Distribution shall be paid as permitted under the terms of the Loan Agreement (including at such time as permitted to be paid thereunder) and shall be made pro rata in accordance with the Units owned.

         Section 10.4 Limitation on Distributions. Notwithstanding any provision to the contrary contained in this Agreement other than Article XIV relating to distribution of the Company's assets on liquidation, the Company shall make Distributions to Members only out of funds legally available therefor and only to the extent the Company has available surplus (surplus to be determined in accordance with Section 154 of the General Corporation Law of the State of Delaware ("Section 154") as if the Company were a Delaware corporation; provided that for purposes of the application of Section 154, the term `capital' as used therein shall mean, at any time of determination, an amount equal to $.01 per Unit issued by the Company (or other security that may from time to time be issued by the Company unless otherwise determined by the Board in its discretion at the time of issuance of such other security)). Any scheduled Distribution which is not made by reason of the provisions of this Section 10.4 shall instead be made as soon as practicable after the making of such Distribution would not violate the provisions of this Section 10.4.

     Section 10.5 Declaration of Distributions. Each Distribution payable to holders of Units of the Company as provided in this Article X and in Article XIV shall first be declared by the Board prior to the payment thereof, and may be declared on, or not more than 45 days prior to, the date the distribution is to be made. A record holder of the Units or other applicable securities on the declaration date of a Distribution shall be entitled to receive such
Distribution and, subject to applicable law, such holder shall have the status of, and shall be entitled to all remedies available to, a creditor of the Company with respect to the Distribution.

                                   ARTICLE XI
                                    TRANSFERS
                                    ---------

         Section 11.1 Unit Restrictions.

                  (a) Prohibited Transfers. Members may not Transfer all or any of its Units until the Leucadia Loan is paid in full, provided, however, notwithstanding the foregoing, that:

                           (i) a Member may Transfer any or all of its Units to
                  a Permitted Transferee;

                           (ii) a Member may pledge any or all of its Units to
                  secure the Leucadia Loan; and

                           (iii) any foreclosure of the pledge of Units referred
                  to in Section 11.1(a)(ii) on the Leucadia Loan is permitted.

         Neither Owner nor any Restricted Affiliate shall (A) enter into any statutory exchange, merger, amalgamation, consolidation or other business combination or any capital reorganization of Owner or such Restricted Affiliate, (B) issue or Transfer, or permit the Transfer of, any capital stock, membership interest or other equity securities in Owner or such Restricted Affiliate or any options, warrants or other securities convertible into or exchangeable for capital stock, membership interests or other equity securities in Owner or such Restricted Affiliate or (C) Transfer all or substantially all of the assets of Owner or such Restricted Affiliate in a single transaction or series of related transactions, without Owner first providing the other Members a right of first refusal on the terms set forth in Section 11.1(b) (whether or not the Leucadia Loan is paid in full at such time) and with the offer price for such capital stock, membership interest or other equity securities deemed to be the consideration that is attributable to such Units that Owner or such Restricted Affiliate is entitled to receive in connection with any such transaction; provided, however, that the foregoing shall not prohibit Owner or any Restricted Affiliate from engaging in any transaction described or set forth in such foregoing clauses (A), (B) or (C) solely with one or more Permitted Transferees of Owner or such applicable Restricted Affiliate. Any transaction by a Restricted Affiliate in contravention of the immediately preceding sentence shall be deemed to a Transfer by Owner of a like portion of its Units and Owner shall be required to comply with the provisions of Sections 11.1(b) and 11.1(c) (whether or not the Leucadia Loan is paid in full at such time) with respect to such Units.

                  (b) Right of First Refusal.

                           (i) Subject to Section 11.1(a), if either any holder
                  of Class A Units, on one hand, or any holder of Class B Units, on the other hand (each a "Selling Unitholder"), shall propose to Transfer (the "Proposed Disposition") any Units (the "Offered Units") owned by it or any of its Affiliates after the Leucadia Loan is paid in full pursuant to the terms of a bona fide offer received from a Third Party (the "Third Party Purchaser"), not less than 30 days prior to such Proposed Disposition, such Selling Unitholder shall promptly reduce the terms and conditions of the Proposed Disposition to a reasonably detailed writing, which shall identify the Third Party Purchaser, and shall deliver written notice (the "Disposition Notice") of such Proposed Disposition to the Members holding the class of Units which are not the same class as the Offered Units (each of such other Members, an "Offeree"). The Disposition Notice shall contain an irrevocable offer to sell the Offered Units to the Offeree upon the same terms (including price) and subject to the same conditions as those contemplated by the Proposed Disposition (except that if any of the consideration therefor shall be other than cash, such offer shall be for cash consideration equal to the fair market value of such non-cash consideration), and shall be accompanied by a true and correct copy of the agreement, if any, embodying the terms and conditions of the Proposed Disposition or such written summary thereof if there is no agreement. Each of the Offerees shall have the irrevocable right and option, within fifteen (15) days after receipt of the Disposition Notice (the "Notice Period"), to accept such irrevocable offer to purchase his or her respective pro rata portion (described below) of the Offered Units at the same price and subject to the same material terms and conditions as described in the Disposition Notice. Each of the Offerees may exercise such purchase option, and, thereby, purchase all or any portion of such Offeree's pro rata share (with any reallotments as provided below) of the Offered Units, only by notifying the Selling Unitholder in writing, before expiration of the Notice Period as to the number of such Offered Units which such Offeree wishes to purchase (the "Right of First Refusal"). Each Offeree's pro rata share of the Offered Units shall be a fraction of the Offered Units, of which the number of Class A Units or Class B Units, as the case may be, held and issued to such Offeree on the date of the Disposition Notice (the "Notice Date") shall be the numerator and the total number of Class A Units or Class B Units, as the case may be, held by all Offerees on the Notice Date shall be the denominator. Following the expiration of the Notice Period, the Selling Unitholder shall provide written notice to the participating Offerees stating the number of Units that the other Offerees have failed to purchase pursuant to their Right of First Refusal and each Offeree shall have a right of overallotment such that, if any other Offeree fails to exercise the right to purchase its full pro rata share of the Offered Units, the other participating Offerees may, before the date ten (10) days following receipt of such written notice from the Selling Unitholder, exercise an additional right to purchase, on a pro rata basis, the Offered Units not previously purchased by so notifying the Selling Unitholder, in writing, within such ten
                  (10) day period. If an Offeree gives the Selling Unitholder notice that it desires to purchase its share and, as the case may be, its overallotment, then payment for the Offered Units shall be by check or wire transfer, or in such other form as is consistent with the consideration described in the Disposition Notice, against delivery of the Offered Units to be purchased, unless otherwise agreed, at the executive offices of the Company, within twenty (20) Business Days after the election by the Offeree to purchase the Offered Units in accordance with this Section 11.1(b).

                           (ii) If the Offerees fail to purchase all of the
                  Offered Units by exercising the options granted in this
                  Section 11.1(b) within the periods provided, then no closing of any Transfer shall occur hereunder, and the Selling Unitholder shall have 60 days in which to complete the Proposed Disposition of any of the Offered Units to the Third Party Purchaser named in the Disposition Notice at a price not less than that contained in the Disposition Notice and on terms and conditions not more favorable to the Third Party Purchaser than those contained in the Disposition Notice. Such Third Party Purchaser, however, shall agree in writing to be bound by all of the provisions and conditions of this Agreement that are applicable to the Selling Unitholder as though the Third Party Purchaser had been an original signatory hereto. If, at the end of such 60 day period, the Selling Unitholder has not completed the disposition of the Offered Units, the Selling Unitholder shall no longer be permitted to Transfer such Offered Units pursuant to this
                  Section 11.1(b) without again fully complying with all of the provisions of this Section 11.1(b), and all the restrictions on Transfer contained in this Agreement shall again be in full force and effect with respect to the Offered Units.

                           (iii) The obligation of the parties hereto to
                  consummate the closing of any sale of Offered Units shall be subject to the Offeree having received (A) all material consents, permits, licenses, orders or other approvals necessary for the Transfer thereof, (B) the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (C) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining the consummation of any such transaction shall be in effect. Notwithstanding anything to the contrary contained herein, if
                  (X) any waiting period under the HSR Act applicable to the consummation of any such transaction pursuant to this Section 11.1(b) shall not have expired or been terminated, (Y) any preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining the consummation of any such transaction shall be in effect or (Z) any material approvals have not been obtained, in any case, as of the date specified in this
                  Section 11.1(b) for the consummation of such transaction, such date shall be deemed to be five (5) Business Days following the later to occur of (1) the expiration or termination of the applicable waiting period under the HSR Act, (2) the expiration or termination of such order or injunction and (3) the receipt of such material approvals; provided, however, that the closing for such transaction shall not be delayed more than 60 days after the date specified in the last sentence of Section 11.1(b)(i).

                  (c) Tag Along Rights.

                           (i) Participation Right. At least 10 days (but not
                  more than 30 days) prior to any Transfer by any Member (or any of their Affiliates) of any Units, each Person making such

                  Transfer (the "Transferring Tag Along Member"), shall deliver a written notice (the "Sale Notice") to the Company and to the other Members (the "Other Members"), specifying in reasonable detail the identity of the prospective Transferee(s), the number and class of Units to be Transferred and the terms and conditions of the Transfer. Each of the Other Members shall have the right (the "Tag-Along Right"), exercisable as set forth below, to sell, pursuant to the proposed Transfer, such Other Member's Applicable Percentage (as defined below) of its Units on the same terms and conditions as apply to the Transferring Tag Along Member and shall execute and deliver all documents and instruments which are reasonably necessary or desirable to effectuate such sale so long as the terms and conditions of such documents and instruments are not different in any material respect from the documents and instruments executed and delivered by the Transferring Tag Along Member, to the extent each such Other Member elects to exercise its Tag-Along Right. "Applicable Percentage" means the pro rata percentage of the total number of Units that are subject to the Sale Notice that each Other Member shall be entitled to Transfer, which pro rata percentage shall be the quotient obtained by dividing (i) the number of Units owned by such Other Member by (ii) the aggregate number of Units owned by all Members as of the date of determination. If the Other Members have not elected to participate in the contemplated Transfer (through notice to such effect or expiration of the 10-day period after delivery of the Sale Notice), then the Transferring Tag Along Member may Transfer the Units specified in the Sale Notice at a price and on terms no more favorable to the Transferee(s) thereof than specified in the Sale Notice during the 60-day period immediately following the date of the delivery of the Sale Notice. Any Transferring Tag Along Member's Units not Transferred within such 60-day period shall be subject to the provisions of this Section 11.1(c) upon subsequent Transfer.

                           (ii) Participation Procedure; Conditions. With
                  respect to any Transfer subject to Section 11.1(c)(i), each Transferring Tag Along Member shall use its commercially reasonable efforts to obtain the agreement of the prospective Transferee(s) to the participation of the Other Members who have elected to participate in any contemplated Transfer, and no Transferring Tag Along Member shall Transfer any of its Units to any prospective Transferee if such prospective Transferee(s) declines to allow the participation of the Other Members, unless in connection with such Transfer, one or more of the Transferring Tag Along Members or their Affiliates purchase (on the same terms and conditions on which such Units were sold to the Transferee(s)) the number and class of Units from each Other Member while such Other Member would have been entitled to sell pursuant to Section 11.1(c)(i). Each Member Transferring Units pursuant to this Section 11.1(c) shall pay its Applicable Percentage of the expenses incurred by the Transferring Tag Along Member in connection with such Transfer and shall be obligated to join based on its pro rata share (based on each such holder's share of the aggregate proceeds paid with respect to its Units) in any indemnification or other obligations that the Transferring Tag Along Member agrees to provide in connection with such Transfer (other than any such obligations that relate specifically to a particular Member such as indemnification with respect to representations and warranties given by a Member regarding such Member's title to and ownership of Units); provided that unless the applicable prospective Transferee(s) permit a Member to give a guarantee, letter of credit or other mechanism (which shall be dealt with on an individual basis), any escrow of proceeds of any such transaction shall be withheld on a pro rata basis among all Members (based on each such holder's share of the aggregate proceeds paid with respect to its Units).

                  (d) Further Owner Transfer Obligation. In connection with the obligations of Owner under the terms of the Leucadia Contribution Agreement, Owner may not Transfer (including to any Permitted Transferee thereof) any of the Class B Units it shall receive in the Restructuring unless and except to the extent Owner shall obtain the express written assumption of the transferee in respect thereof, jointly and severally with Owner and any other transferee that may have received or may receive Class B Units from Owner, to the obligations of Owner under Article V of the Leucadia Contribution Agreement with respect to the Class B Units proposed to be Transferred; and any purported Transfer without such assumption shall be null and void.

         Section 11.2 General Provisions.

                  (a) The Member or Restricted Affiliate (as the case may be) proposing to Transfer Units (including with respect to an indirect Transfer) or other securities of the Company (the "Transferring Member") and the Person to whom such Transfer is proposed to be made (the "Transferee") shall each execute, acknowledge and deliver to the Company such instruments of Transfer and assignment with respect to such Transfer and such other instruments and documents and shall provide such information as may be deemed necessary or desirable by, and in form and substance satisfactory to, the Board.

                  (b) The Transferee shall agree in writing to assume all of the obligations of the Transferring Member or Restricted Affiliate under this Agreement with respect to the Units or other securities of the Company subject to such Transfer.

                  (c) The Transferee shall execute a counterpart of this Agreement or other writing as determined by the Board in its discretion pursuant to which such Transferee agrees to be bound by all the terms and conditions of this Agreement.

                  (d) Any purported Transfer of Units (whether directly or indirectly) by any Member or Restricted Affiliate in contravention of this Agreement shall be null and void, and the Company agrees not to effectuate any such Transfer of Units.

          Section 11.3 Substituted Member. Any Permitted Transferee of any Units or other security of the Company shall become a Member and shall be entitled to the rights of a Member under this Agreement or the Delaware Act and shall, upon the effectiveness of such Transfer in compliance with all requirements herein, be entitled to receive any Distributions that would otherwise be payable in respect of the Units or other securities of the Company subject to such Transfer. Without limiting the generality of the foregoing, any permitted Transferee of any Units or other security of the Company shall be entitled to any voting rights or rights to information relating to the Company provided to Members under this Agreement or the Delaware Act.

                                   ARTICLE XII
                               REGISTRATION RIGHTS
                               -------------------

          Section 12.1 Request for Registration.

                  (a) If there has been no Initial Public Offering within three years of April 6, 2006, the holders of the majority of the Class A Units (the "Requesting Holders") may request in writing (a "Demand Request") that the Company effect the registration under the Securities Act of all or part of their Registrable Units (a "Demand Registration"). Subject to the provisions of Section 12.9, upon receipt of a Demand Request, the Company will cause to be included in a registration statement on an appropriate form under the Securities Act, filed with the Commission within 90 days after receiving a Demand Request (the "Required Filing Date"), such Registrable Units as may be requested by the Requesting Holders in their Demand Request. After an IPO, the Requesting Holders may request three (3) Demand Registrations. The Company will in no event be required to effect more than two Demand Registrations for holders of Class A Units in any one-year period; provided, however, that in no event may a Demand Request be made by the Requesting Holders sooner than 120 days following the Required Filing Date (as defined below) with respect to any previous Demand Request counted as a Demand Registration pursuant to the terms of this Section 12.1.

                  (b) A registration will not count as a Demand Registration until it has become effective (except with respect to the withdrawal by the Requesting Holders of all of their Registrable Units for such registration; provided, that the Company has performed its obligations hereunder in all material respects, in which case such demand will count as a Demand Registration on behalf of the Requesting Holders unless such holders pay all reasonable expenses actually incurred by the Company in connection with such withdrawn registration); provided, however, that if, after it has become effective, an offering of Registrable Units pursuant to a registration statement is terminated by any stop order, injunction, or other order of the Commission or other governmental agency or court, such registration pursuant thereto will be deemed not to have been effected and will not count as a Demand Registration unless all of the Registrable Units covered by such registration have previously been sold.

                  (c) Unless the Requesting Holders shall otherwise elect, all Demand Registrations will be underwritten offerings. With respect to any offering of Registrable Units pursuant to a Demand Registration in the form of an underwritten offering, the Company shall use commercially reasonable efforts to select an investment banking firm or firms of national standing to manage the underwritten offering, subject to the consent of the Requesting Holders (which shall not be unreasonably withheld).

         Section 12.2 Right to Piggyback; Cutbacks; Customary Agreements.

                  (a) Each time the Company proposes to register any Units (other than pursuant to (i) an Initial Public Offering, unless the Requesting Holders are permitted to sell Units in such Initial Public Offering, or (ii) an Excluded Registration) under the Securities Act for sale to the public (whether for its own account or for the account of any Member) and the form of registration statement to be used permits the registration of Registrable Units, the Company shall give prompt written notice to each Member holding Registrable Units (which notice shall be given not less than twenty (20) days prior to the filing date of such registration statement), which notice shall offer each such Member the opportunity to register such number of Registrable Units as each such Member may request (a "Piggyback Registration"). Subject to Section 12.3 below, the Company shall include in each Piggyback Registration all Registrable Units requested to be included in the registration statement for such offering by written notice to the Company within ten (10) days after receipt of the notice referred to in the immediately preceding sentence. Any Member shall have the right to withdraw all or part of such Member's Registrable Units from a Piggyback Registration at any time prior to the effective date thereof by giving written notice to the Company of such withdrawal.

                  (b) The Company shall use commercially reasonable efforts to cause the managing underwriter of a proposed underwritten offering to permit the Registrable Units requested to be included in the registration statement for such offering (the "Piggyback Units") to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, if the managing underwriter advises the Company that in its opinion the total amount of securities, including Piggyback Units, to be included in such offering is sufficiently large to materially and adversely affect the price or success of the offering (a "Material Adverse Effect"), then in such event the securities to be included in such offering shall be allocated as follows: (i) first, to the Company, and (ii) second, to the Requesting Holders and the Owner and their Permitted Transferees, pro rata on the basis of the number of Registrable Units then held by each such Member.

                  (c) No Member may participate in any Piggyback Registration unless such Member (x) agrees to sell such Member's Registrable Units on the basis provided in any underwriting arrangements approved by the Company and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Member shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Member's ownership of his or its Registrable Units free and clear of all liens, claims and encumbrances, (ii) such Member's power and authority to effect such sale, and (iii) such matters pertaining to such Member as it relates to compliance with securities laws as may be reasonably requested; provided, further, however, that the obligation of such Member to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Members selling Registrable Units, and the liability of each such Member will be in proportion to the number of Registrable Units sold, and provided, further, that such liability will be limited to the net amount received by such Member from the sale of such Member's Registrable Units pursuant to such Piggyback Registration.

         Section 12.3 Holdback Agreement. Unless the managing underwriter otherwise agrees, each of the Company and the Members agrees (and the Company agrees, in connection with any underwritten registration, to use its commercially reasonable efforts to cause its Affiliates to agree) not to effect any public sale or private offer or distribution of any Units during the ten
(10) Business Days prior to the effectiveness under the Securities Act of any underwritten registration and during such time period (not to exceed 180 days) after the effectiveness under the Securities Act of any underwritten registration (except, as applicable, as part of such underwritten registration) as required by the managing underwriter or the Company. Notwithstanding the foregoing, this Section 12.3 shall not apply unless all then officers and directors of the Company, and each Member representing 1% or more of the outstanding Units of the Company, enter into similar agreements. Any discretionary waiver or termination of the requirements under the foregoing provisions made by the managing underwriter shall apply to each seller of Registrable Units on a pro rata basis in accordance with the number of Registrable Securities held by each seller.

         Section 12.4 Registration Procedures. Whenever any Member has requested that any Registrable Units be registered pursuant to Section 12.1 or 12.2, the Company will, at its expense, use commercially reasonable efforts to effect the registration of such Registrable Units under the Securities Act, and in connection with any such request, the Company will as expeditiously as practicable:

                  (a) prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Units to be registered thereunder in accordance with the intended method of distribution thereof, and use commercially reasonable efforts and proceed diligently and in good faith to cause such filed registration statement to become effective under the Securities Act; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to all Selling Members and to one counsel reasonably acceptable to the Company selected by the Selling Members, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period (except as provided in the last paragraph of this Section 12.4) of not less than 180 consecutive days or, if shorter, the period terminating when all Registrable Units covered by such registration statement have been sold (but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended method of disposition by the Selling Members thereof set forth in such registration statement;

                  (c) furnish to each such Selling Member such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Member may reasonably request in order to facilitate the disposition of the Registrable Units owned by such Selling Member;

                  (d) notify the Selling Members promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective under the Securities Act and each applicable state law, (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations or warranties of the Company or any Subsidiary contained in any agreement (including any underwriting agreement) contemplated by Section 12.4(i) below cease to be true and correct in any material respect, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Units for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event which makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

                  (e) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Units for sale in any jurisdiction, at the earliest practicable moment;

                  (f) cooperate with the Selling Members and the managing underwriter to facilitate the timely preparation and delivery of certificates representing Registrable Units to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depositary Trust Company;

                  (g) use commercially reasonable efforts to register or qualify such Registrable Units as promptly as practicable under such other securities or blue sky laws of such jurisdictions as any Selling Member or managing underwriter reasonably (in light of the intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Member or managing underwriter to consummate the disposition in such jurisdictions of the Registrable Units owned by such Selling Member; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (g), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                  (h) use commercially reasonable efforts to cause such Registrable Units to be registered with or approved by such other governmental agencies or authorities, if any, as may be required of the Company to enable the Selling Member or Selling Members thereof to consummate the disposition of such Registrable Units;

                  (i) enter into customary agreements (including an underwriting agreement in customary form with customary indemnification provisions) and take such other actions as are reasonably required or advisable in order to expedite or facilitate the disposition of such Registrable Units, including providing reasonable availability of appropriate members of senior management of the Company to provide customary due diligence assistance in connection with any offering and to participate in customary "road show" presentations in connection with any underwritten offerings in substantially the same manner as they would in an underwritten primary registered public offering by the Company of its Units, after taking into account the reasonable business requirements of the Company in determining the scheduling and duration of any road show;

                  (j) make available for inspection by any Selling Member of such Registrable Units, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Member or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such registration statement. Each Selling Member of such Registrable Units agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such is made generally available to the public (other than by such Selling Member). Each Selling Member of such Registrable Units further agrees that it will, as soon as practicable upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                  (k) use commercially reasonable efforts to obtain a comfort letter or comfort letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter reasonably requests;

                  (l) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
         Section 11(a) of the Securities Act;

                  (m) use commercially reasonable efforts to cause all such Registrable Units to be listed on each securities exchange on which similar securities issued by the Company are then listed or quoted on any inter-dealer quotation system on which similar securities issued by the Company are then quoted;

                  (n) if any event contemplated by Section 12.4(d)(vi) above shall occur, as promptly as practicable prepare a supplement or amendment or post-effective amendment to such registration statement or the related prospectus or any document incorporated therein by reference or promptly file any other required document so that, as thereafter delivered to the purchasers of the Registrable Units, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                  (o) cooperate and assist in any filing required to be made with the National Association of Securities Dealers, Inc. and in the performance of any due diligence investigation by any underwriter, including any "qualified independent underwriter," or any Selling Member.

                  The Company may require each Selling Member to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Units as it may from time to time reasonably request and such other information as may be legally required in connection with such registration. Notwithstanding anything herein to the contrary, the Company shall have the right to exclude from any offering the Registrable Units of any Selling Member who does not comply with the provisions of the immediately preceding sentence.

                  Each Selling Member severally agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 12.4(n) hereof, such Selling Member will forthwith discontinue disposition of Registrable Units pursuant to the registration statement covering such Registrable Units until such Selling Member's receipt of the copies of the supplemented or amended prospectus contemplated by Section 12.4(d)(vi) hereof, and, if so directed by the Company, such Selling Member will deliver to the Company all copies, other than permanent file copies, in such Selling Member's possession at the time of receipt of such notice, of the most recent prospectus covering such Registrable Units. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 12.4(d)(vi) hereof to the date when the Company shall make available to the Selling Members of Registrable Units covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 12.4(n) hereof.

         Section 12.5 Registration Expenses. In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses (the "Registration Expenses"): (a) all registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system if the Company shall choose, or be required pursuant to Section 12.4(m), to list such Registrable Units, (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Units),
(c) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (d) security engraving and printing expenses, (e) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (f) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 12.4(k) hereof), (g) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (h) reasonable fees and expenses of one counsel reasonably acceptable to the Company selected by the Selling Members incurred in connection with the registration of such Registrable Units hereunder, (i) costs of printing and producing any agreements among underwriters, underwriting agreements, any "blue sky" or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Units, (j) transfer agents' and registrars' fees and expenses and the fees and expense of any other agent or trustee appointed in connection with such offering, (k) expenses of the Company relating to any analyst or investor presentations or any "road shows" undertaken in connection with an underwritten offering of the Registrable Units, (l) any other fees and disbursements of underwriters customarily paid by issuers or sellers of securities, excluding any underwriters discounts and commissions attributable to the sale of Registrable Units, and (m) fees and expenses of any "qualified independent underwriter", including fees and expenses of counsel thereto, and fees and expenses payable in connection with any ratings of the Registrable Units, including expenses relating to any presentations to rating agencies. The Company shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registrable Units or, except as provided by clause (b), (h) or (i) above, any out-of-pocket expenses of the Selling Members (or the agents who manage their accounts) or the fees and disbursements of any underwriter.

          Section 12.6 Indemnification; Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Selling Member, each Person, if any, who controls such Selling Member within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the officers, directors, agents, general and limited partners, members (for Selling Members that are limited liability companies) and employees of each Selling Member and each such controlling Person from and against any and all losses, claims, damages, liabilities (joint or several), and expenses (including reasonable costs of investigation and attorneys' fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Units or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon and in conformity with, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Selling Member or on such Selling Member's behalf expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Units, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Members provided in this Section 12.6(a).

                  (b) Each Selling Member agrees to indemnify and hold harmless each other Selling Member, the Company, and each Person, if any, who controls the Company or such Selling Member within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, agents, general and limited partners, members (for Selling Members that are limited liability companies) and employees of each other Selling Member, the Company and each such controlling Person to the same extent as the foregoing indemnity from the Company to such Selling Member, but only with respect to information furnished in writing by such Selling Member or on such Selling Member's behalf expressly for use in any registration statement or prospectus relating to the Registrable Units. The liability of any Selling Member under this Section 12.6(b) shall be limited to the aggregate cash and property received by such Selling Member pursuant to the sale of Registrable Units covered by such registration statement or prospectus. Each Selling Member also agrees, if requested by the Company, to indemnify any underwriters of the Registrable Units, their officers, directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 12.6(b).

                  (c) If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person entitled to indemnification under Section 12.6(a) or 12.6(b) above (an "Indemnified Party") in respect of which indemnity may be sought from any Person who has agreed to provide such indemnification under Section 12.6(a) or 12.6(b) above (an "Indemnifying Party"), the Indemnified Party shall give prompt written notice to the Indemnifying Party and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable expenses of such defense. Such Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the Indemnifying Party fails promptly to assume the defense of such action or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and Indemnifying Party (or an Affiliate of the Indemnifying Party), and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, or there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party). Notwithstanding the foregoing, the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable at any time for the fees and expenses of more than one separate firm of attorneys (together in each case with appropriate local counsel). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such action or proceeding for which such Indemnified Party would be entitled to indemnification hereunder.

                  (d) If the indemnification provided for in this Section 12.6 is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Parties, shall contribute to the amount paid or payable by such Indemnified Parties as a result of such losses, claims, damages, liabilities and judgments as between the Company on the one hand and each Selling Member on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Member in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Selling Member on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Person, and the Person's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Selling Members agree that it would not be just and equitable if contribution pursuant to this Section 12.6(d) were determined by any method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12.6(d), no Selling Member shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Units of such Selling Member were offered to the public (less any underwriting discounts or commissions) exceeds the amount of any damages which such Selling Member has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         Section 12.7 Current Public Information. Following the Company's IPO, with a view to making available to the Members the benefits of certain rules and regulations of the Commission that may at any time permit the sale of securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) make and keep public information available, as those terms are defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

                  (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                  (c) furnish to any Member, so long as such Member owns any Registrable Units, upon request by such Member, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Member may reasonably request in availing itself of any rule or regulation of the Commission allowing a Member to sell any such securities without registration.

         Section 12.8 Conversion of Company. In the event the managing underwriter of a proposed initial public offering of the Company, which has been approved by the Board of Directors of the Company, advises the Company that it would be advisable to convert the Company to corporate form, the Members and the Board of Directors shall take all action reasonably required to so convert the Company, and shall enter into a registration rights agreement on substantially similar terms and conditions set forth in this Article XII, and such other agreements as shall be reasonably required to implement the foregoing.

         Section 12.9 Exit Sale Right. In the event that there has been no Initial Public Offering and the Requesting Holders make a Demand Request, the Company shall have thirty days to decide whether to make an Initial Public Offering pursuant to this Article XII (the "Decision Period"). If the Company decides to make an Initial Public Offering at that time, then it shall do so in accordance with the provisions of this Article XII. If, however, by the expiration of the Decision Period, (i) the Company informs the Requesting Holders that, by resolution of the Board of Directors, the Company has elected not to go public, or (ii) the Company does not respond to the Demand Request, then the Requesting Holders shall have the absolute right and option, but not the obligation, to cause the Company to undertake a Sale Transaction (an "Exit Sale Right"), and each of the holders of Class A Units and Class B Units agrees to take such action within its power and to vote its respective Unit, or Units, as required to cause the Company to undertake such a Sale Transaction. The Requesting Holders shall provide written notice to the Board of Directors after the Decision Period of the Requesting Holders' election to exercise their Exit Sale Right (the "Election Notice"), and upon such notice, each of the holders of Class A Units and Class B Units shall automatically and without further action be deemed to have irrevocably granted to the Board of Directors (or any committee thereof as it shall designate) an irrevocable proxy and durable power of attorney, which proxy and power of attorney shall be deemed coupled with an interest, fully authorizing and empowering the Board of Directors to pursue, negotiate, document and consummate a Sale Transaction, including, without limitation, the power and authority to engage professional service firms to assist in and facilitate a Sale Transaction, to bind the Company and each of its Members to any contracts and agreements deemed necessary or appropriate, in the sole and absolute discretion of the Board of Directors, to facilitate and consummate a Sale Transaction. Any asset sale, merger or similar agreement that the Board of Directors causes the Company to enter into in connection with a proposed Sale Transaction under this Section 12.9 shall contain terms and conditions that are consistent with the requirements of this Section and such asset sale, merger or similar agreement shall not provide preferential rights to any Members of the Company or their respective Affiliates. The Company shall use its best efforts to effect a Sale Transaction under this Section as promptly as practicable. The rights, authority, proxy and power of attorney granted under this Section 12.9 shall terminate upon the earlier to occur of (x) the completion of a Sale Transaction pursuant to this Section or (y) the expiration of nine months from the date of the Election Notice. Absent completion of a Sale Transaction by the date nine months after the date of the Election Notice (the "No Sale Date"), the Company will cause to be included in a registration statement on an appropriate form under the Securities Act, filed with the Commission within 90 days after the No Sale Date, such Registrable Units as may be requested by the Requesting Holders in their Demand Request, pursuant to the registration procedures set forth in this Article XII.



                                  ARTICLE XIII
                         CLASS A UNITS REPURCHASE RIGHTS
                         -------------------------------

         Section 13.1 Repurchase Right.

                  (a) Upon the earlier to occur of (i) the acceleration of the Leucadia Loan pursuant to Section 9.1 of the Loan Agreement or (ii) after the third anniversary of this Agreement, at any time following the occurrence of an Event of Default under (A) Section 8.1 or Section
         8.2 of the Loan Agreement or (B) Section 8.3 of the Loan Agreement as it relates to Section 6.3.5, Section 6.3.6 or Section 6.3.7 of the Loan Agreement, the holders of a majority of the Class A Units outstanding shall have the right to elect to have the Company purchase (the "Repurchase") all of the Class A Units outstanding at a price per Class A Unit equal to the Repurchase Price. Such election shall be set forth in a notice from holders of a majority of the Class A Units outstanding (the "Repurchase Notice") delivered to the Company and the holders of Class A Units who have not signed the Repurchase Notice.

                  (b) The closing of a Repurchase pursuant to subsection (a) of this Section 13.1 shall take place on the tenth business day following the delivery of the Repurchase Notice to the Company, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, N.Y. 10153, or such other location as the parties to the sale may mutually select.. At such closing, the Company shall deliver, to each holder of Class A Units, the Repurchase Price multiplied by the number of Class A Units held by each such holder. Such payment shall be made by certified or official bank check or by wire transfer of immediately available funds (if any applicable holder of Class A Units has provided the Company no later than three (3) days prior to the closing of such Repurchase wire transfer instructions for such holder) or, if the funds are not immediately available, by a promissory note, which shall accrue interest on the same basis as interest is accrued on the loans under the Loan Agreement, payable in 90 days, and the Class A Units shall be cancelled.

                  (c) Payment of the Repurchase shall be secured or supported by a Security Agreement executed by each Credit Party (as defined in the Loan Agreement) in favor of Leucadia, as agent for the holders of Class A Units, in the form set forth as Exhibit A attached hereto and incorporated herein by reference (the "Security Agreement"), and any UCC-1 financing statements filed in connection therewith.


                                  ARTICLE XIV
                     DISSOLUTION, WINDING UP AND TERMINATION
                     ---------------------------------------

         Section 14.1 Dissolution. The Company shall be dissolved and its affairs wound up and terminated upon the determination of the Board and the prior written consent of each Member.

         Section 14.2 Winding Up. If the Company is dissolved pursuant to
Section 14.1, the Board shall proceed to wind up the business and affairs of the Company upon such terms and conditions as it shall determine consistent with the terms of this Agreement and the requirements of the Delaware Act. The Board may take such amount of time as it shall determine to be necessary or desirable in connection with the winding up of the Company in light of prevailing market conditions and such other factors as it shall determine. This Agreement shall remain in full force and effect and continue to govern the rights and obligations of the Members and the conduct of the Company during the period of winding up of the Company's affairs. The Board shall distribute the assets of the Company in kind or liquidate the assets of the Company and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

                  (a) To creditors, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment, by the establishment of reserves of cash or other assets of the Company for contingent liabilities in amounts, if any, determined by the Board in its discretion to be appropriate for such purposes or by other reasonable provision for payment), other than liabilities for distributions to Members and former Members under Sections 18-601 or 18-604 of the Delaware Act;

                  (b) To the holders of Class A Units then outstanding, an aggregate amount paid prior and in preference to any payment or distribution to holders of Class B Units (the "Liquidation Preference") equal to $60 million less an amount equal to the amounts paid as Distributions (other than Tax Distributions) in respect of each Class A Unit prior to the date of dissolution;

                  (c) To the holders of Class B Units then outstanding, an aggregate amount equal to $140 million less an amount equal to the amounts paid as Distributions (other than Tax Distributions) in respect of each Class B Unit prior to the date of dissolution; and

                  (d) Thereafter, pro rata to the holders of Class A Units and the holders of Class B Units, according to the number of Units held by each holder thereof.

         Section 14.3 Cancellation of Certificate of Formation. Upon the completion of the distribution of Company Property as provided in Section 14.2, the Company shall be terminated, and the Board shall cause the cancellation of the Certificate and all qualifications of the Company as a foreign limited liability company and shall take such other actions as may be necessary to terminate the Company.

                                   ARTICLE XV
                                   AMENDMENTS
                                   ----------

         Section 15.1 Amendments. Subject to Section 15.2, this Agreement may not be amended in any respect without the prior written consent of each Member.

         Section 15.2 Limitation on Amendments. No amendment to this Agreement shall be effective with respect to any Member without such Member's consent if such amendment would amend Section 4.2 or this Section 15.2 in any manner adverse to such Member. No amendment to this Agreement shall be effective with respect to any holder of Class A Units without such holder of Class A Units' consent if such amendment would (i) reduce the amount of such holder of Class A Units' Liquidation Preference or adversely affect the timing of its payment as herein set forth or (ii) amend this Section 15.2 in any manner adverse to such holder of Class A Units.

         Section 15.3 Notice of Amendment. In the event of any amendment adopted pursuant to this Article XV, the Board shall give notice thereof to all the Members promptly after the effective date of such amendment.

                                  ARTICLE XVI
                                  MISCELLANEOUS
                                  -------------

         Section 16.1 Notices. All notices and other communications required or permitted by this Agreement shall be in writing and shall be delivered by personal delivery, by nationally recognized overnight courier service, by facsimile, by first class mail or by certified or registered mail, return receipt requested addressed, to any Member at its address as set forth on
Schedule 4.3 (as the same may be updated from time to time at the direction of such Member) or to the Company at its principal office. Notices shall be deemed given one business day after being sent, if sent by overnight courier; when delivered and receipted for, if hand delivered; when received, if sent by facsimile or other electronic means or by first class mail; or when receipted for (or upon the date of attempted delivery where delivery is refused or unclaimed), if sent by certified or registered mail, return receipt requested.

         Section 16.2 Waiver. Any provision of this Agreement may be waived if such waiver is contained in a writing, signed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single exercise thereof preclude any other or further exercise thereof or of any other right, power or privilege. Except as otherwise provided, all rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 16.3 Assignment. Except as otherwise expressly provided herein, no Member may assign any of its rights or obligations under this Agreement without the prior written consent of each holder of Units.

         Section 16.4 Entire Agreement. This Agreement (including the schedules and Addenda hereto) contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof.

         Section 16.5 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as set forth in Section 6.2(h), nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Company, Leucadia, the Members and the Restricted Affiliates (and their respective successors or permitted assigns) any rights or remedies under or by reason of this Agreement. Each of the Company, the Class A Member and the Restricted Affiliates is executing this Agreement as a party, and this Agreement shall constitute a contract among the Members and among the Company, the Class A Member, the Restricted Affiliates and each of the Members.

         Section 16.6 Submission to Jurisdiction; Selection of Forum. ANY JUDICIAL PROCEEDING BROUGHT AGAINST ANY PARTY TO THIS AGREEMENT OR ANY DISPUTE UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER RELATED HERETO SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS OF THE STATE OF DELAWARE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES TO THIS AGREEMENT ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT (AS FINALLY ADJUDICATED) RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES TO THIS AGREEMENT SHALL APPOINT THE CORPORATION TRUST COMPANY OR A SIMILAR ENTITY (THE "AGENT") AS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF PROCESS IN ANY PROCEEDING IN ANY SUCH COURT IN THE STATE OF DELAWARE, AND EACH OF THE PARTIES TO THIS AGREEMENT SHALL MAINTAIN THE APPOINTMENT OF SUCH AGENT (OR A SUBSTITUTE AGENT) FROM AND AFTER THE DATE HEREOF. THE FOREGOING CONSENTS TO JURISDICTION AND APPOINTMENTS OF AGENT TO RECEIVE SERVICE OF PROCESS SHALL NOT CONSTITUTE GENERAL CONSENTS TO SERVICE OF PROCESS IN THE STATE OF DELAWARE FOR ANY PURPOSE EXCEPT AS PROVIDED

ABOVE AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES HERETO. EACH PARTY HEREBY WAIVES ANY OBJECTION IT MAY HAVE BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON-CONVENIENS.

         Section 16.7 Counterparts; Facsimile Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement and delivery thereof may be made by facsimile transmission.

         Section 16.8 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         Section 16.9 Equitable Relief. Each party acknowledges that money damages would be inadequate to protect against any actual or threatened breach of this Agreement by any party and that each party shall be entitled to equitable relief, including specific performance and/or injunction, without posting bond or other security in order to enforce or prevent any violations of the provisions of this Agreement.

         Section 16.10 Additional Documents and Acts. Each Member agrees to do all such acts and things and to make, execute and deliver such written instruments as from time to time may be requested by the Board to carry out the terms and provisions of this Agreement and to enable each party to obtain the intended benefits of this Agreement.

               [Remainder of this page intentionally left blank.]

          IN WITNESS WHEREOF, the undersigned have duly executed this First Amended and Restated Limited Liability Company Agreement as of the date first written above.

                                      GOOBER HOLDINGS, LLC


                                      By:
                                         ------------------------------------
                                           Name:
                                           Title:


                                      BALDWIN ENTERPRISES, INC.


                                      By:
                                         ------------------------------------
                                           Name:
                                           Title:





Consented/Agreed To
By the Company as Referenced
In Section 16.5

GOOBER DRILLING, LLC


By:
     --------------------------------------------
      Name:
      Title:

                                      RESTRICTED AFFILIATES:


                                      GOOBER DRILLING CORPORATION


                                      By:
                                         ------------------------------------
                                           Name:
                                           Title:


                                      JOHN SPECIAL


                                      ---------------------------------------



                                      CHRIS McCUTCHEN


                                      ---------------------------------------



                                      MIKE BROWN


                                      ---------------------------------------



                                      JIM EDEN


                                      ---------------------------------------